Exhibit 99.1

Investor Contacts

Media Contacts

Linda Ventresca	Joseph Kuo
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS CAPITAL ANNOUNCES RECORD THIRD QUARTER NET INCOME

OF $270 MILLION

EARNINGS PER SHARE OF $1.65 AND

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 25.0%

Pembroke, Bermuda, October 29, 2007 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the quarter ended September 30, 2007 of $270 million, or $1.65 per diluted common share, compared with $226 million, or $1.37 per diluted common share, for the quarter ended September 30, 2006. Net income for the nine months ended September 30, 2007 was $749 million, or $4.53 per diluted share, compared with $645 million, or $3.94 per diluted share, for the corresponding period in 2006.

Operating income for the third quarter of 2007 was $271 million, or $1.66 per diluted share, compared with $228 million, or $1.38 per diluted common share, for the third quarter of 2006. This same item excluding foreign exchange gains, net of tax, for the third quarter of 2007 was $264 million, or $1.62 per diluted common share, compared with $231 million, or $1.40 per diluted common share, for the third quarter of 2006.

Operating income for the first nine months of 2007 was $754 million, or $4.55 per diluted share, compared with $666 million, or $4.07 per diluted common share, for the first nine months of 2006. This same item excluding foreign exchange gains, net of tax, for the first nine months of 2007 was $739 million, or $4.46 per diluted common share, compared with $641 million, or $3.92 per diluted common share, for the first nine months of 2006.

AXIS Capital Holdings Limited  92 Pitts Bay Road  Pembroke, Bermuda  HM08

Tel. 441.496.2600  Fax 441.296.3140

www.axiscapital.com

Operating highlights for the third quarter of 2007 included the following:

•                  Operating income increased 19% to $271 million.

•                  Gross premiums written increased 3% to $755 million.

•                  Net premiums earned of $686 million were stable.

•                  Combined ratio of 74.1% included net favorable reserve development of 12.0 percentage points.

•                  Pre-tax net investment income increased 20% to $119 million.

•                  Annualized return on average common shareholders’ equity was 25.0%.

•                  Diluted book value per common share increased by 22% from September 30, 2006, and by 15% from December 31, 2006, to $27.52.

•                  Shareholders’ equity increased 12% from December 31, 2006 to $4.9 billion. Capital management initiatives during the first nine months of 2007 included $180 million of share repurchases.

Commenting on the third quarter 2007 results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “For our eighth quarter in a row, our quality underwriting portfolio, good investment earnings and overall favorable loss experience delivered record profitability. Our diluted book value per share has increased 15% from the start of the year and 22% over the last twelve months. We believe our global, diversified underwriting platform will continue to deliver market outperformance during 2008.”

SEGMENT HIGHLIGHTS

Insurance Segment

Our insurance segment reported underwriting income for the quarter of $111 million, up $43 million, or 62%, from the third quarter of 2006. The segment’s combined ratio was 63.3% compared with 79.0% in the prior year quarter. The decrease in the ratio was due to both a higher level of favorable prior period development and the recognition of low reported claim activity in our property lines this quarter. Net favorable development of 19.4 percentage points in the current quarter compared with 8.5 percentage points in the third quarter of 2006.

Our insurance segment reported gross premiums written in the quarter of $481 million, up 6% from the third quarter of 2006, and net premiums written of $316 million, down 2% from the third quarter of 2006. Despite an increasingly competitive marketplace in many of our lines, we were able to increase gross premiums written this quarter through the select expansion of our political risk and professional lines businesses. Growth in our professional lines business was associated with our acquisition in the last quarter of Media Pro. The reduction in net premiums written reflects an increase in premiums ceded. Cessions of 34% of gross premiums written in the quarter compared to cessions of 29% in the third quarter of 2006 and reflected expanded reinsurance coverage at attractive costs.

Reinsurance Segment

Our reinsurance segment reported underwriting income for the quarter of $88 million, down $19 million, or 18%, from the third quarter of 2006. The segment’s combined ratio was 77.1% compared with 70.8% in the prior year quarter. The increase in the combined ratio was primarily due to an increase in the incidence of mid-sized natural catastrophe events in the quarter which included storms in Midwest U.S and Canada and flooding damages in the U.K.

Our reinsurance segment reported gross premiums written in the quarter of $274 million, down 3% from the third quarter of 2006. This decrease was driven by reduced catastrophe business written in the quarter compared to the same period last year. In 2006, catastrophe capacity available at the beginning of 2006 was reallocated to mid-year renewals to take advantage of stronger mid-year pricing. The decrease in catastrophe premium in the quarter was partially offset by increased participations on renewals for professional lines and liability reinsurance business.

INVESTMENTS

Pre-tax net investment income increased $20 million, or 20%, to $119 million for the quarter. The increase principally reflects the impact of higher average investment balances and average investment yields, offset by a small reduction in net investment income from our alternative investment portfolio (“other investments”). In September, we sold our life settlement investment resulting in a reduction in our other investments and a corresponding reduction in our liability under repurchase agreement. We experienced net realized losses of $1 million in the three months ended September 30, 2007, compared to $2 million for the corresponding period of 2006.

CAPITALIZATION / SHAREHOLDERS’ EQUITY

Total capitalization at September 30, 2007 was $5.4 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $4.9 billion at December 31, 2006. During the quarter, we repurchased 2.2 million shares of common stock at an average price of $35.74 per share, for a total cost of $79.6 million. During the nine months ended September 30, 2007, we repurchased 4.9 million shares of common stock at an average price of $36.57 per share, for a total cost of $180 million. We have $220 million remaining under our current share repurchase authorization.

At September 30, 2007, diluted book value per common share was $27.52 and book value per common share was $30.50, compared to $24.02 and $26.09 respectively, as of December 31, 2006.

CONFERENCE CALL

We will host a conference call on Tuesday October 30, 2007 at 8:00 AM (Eastern) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing (866) 510-0676 (U.S. callers) or (617) 597-5361 (international callers) and entering the pass code 19326384 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will be available via the Investor Information section of our website at www.axiscapital.com. In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2007 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2007 of $4.9 billion and locations in Bermuda, the United States, Europe and Singapore. Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

	2007	2006
	(in thousands)
Assets
Investments:
Fixed maturity investments available for sale, at fair value	$7,814,855	$6,532,723
Other investments, at fair value	612,429	1,130,664
Total investments	8,427,284	7,663,387
Cash and cash equivalents	1,830,852	1,989,287
Accrued interest receivable	76,257	76,967
Insurance and reinsurance premium balances receivable	1,385,486	1,125,822
Reinsurance recoverable balances	1,247,720	1,293,660
Reinsurance recoverable balances on paid losses	97,047	65,494
Deferred acquisition costs	331,290	251,799
Prepaid reinsurance premiums	246,027	241,821
Securities lending collateral	861,280	794,149
Goodwill and intangible assets	61,967	29,041
Other assets	146,694	133,860
Total assets	$14,711,904	$13,665,287

Liabilities
Reserve for losses and loss expenses	$5,531,379	$5,015,113
Unearned premiums	2,433,339	2,015,556
Insurance and reinsurance balances payable	255,922	294,374
Securities lending payable	858,546	791,744
Senior notes	499,234	499,144
Liability under repurchase agreement	—	400,000
Net payable for investments purchased	49,023	62,185
Other liabilities	140,869	174,524
Total liabilities	9,768,312	$9,252,640

Shareholders’ Equity
Preferred shares - Series A and B	$500,000	$500,000
Common shares	1,849	1,875
Additional paid-in capital	1,859,067	1,929,406
Accumulated other comprehensive loss	(28,444)	(44,638)
Retained earnings	2,690,742	2,026,004
Treasury shares, at cost	(79,622)	—
Total shareholders’ equity	4,943,592	4,412,647
Total liabilities and shareholders’ equity	$14,711,904	$13,665,287

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	Three months ended		Nine months ended
	2007	2006	2007	2006
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$685,845	$692,780	$2,065,090	$2,005,473
Net investment income	118,908	98,787	357,873	284,018
Net realized investment losses	(1,192)	(1,722)	(5,548)	(22,428)
Other insurance related income	1,005	804	3,638	1,866
Total revenues	804,566	790,649	2,421,053	2,268,929
Expenses
Net losses and loss expenses	328,193	365,958	1,079,714	1,096,598
Acquisition costs	100,039	103,615	293,923	295,151
General and administrative expenses	79,813	68,470	210,993	181,538
Foreign exchange (gains) losses	(7,202)	2,738	(16,477)	(25,427)
Interest expense and financing costs	13,929	8,239	43,241	24,639
Total expenses	514,772	549,020	1,611,394	1,572,499
Income before income taxes	289,794	241,629	809,659	696,430
Income tax expense	10,677	6,181	32,943	23,540
Net income	279,117	235,448	776,716	672,890
Preferred share dividends	9,142	9,226	27,573	28,083
Net income available to common shareholders	$269,975	$226,222	$749,143	$644,807

Weighted average common shares and common share equivalents:
Basic	146,846	149,884	148,753	149,657
Diluted	164,064	164,701	165,458	163,863

Earnings per common share:
Basic	$1.84	$1.51	$5.04	$4.31
Diluted	$1.65	$1.37	$4.53	$3.94

Cash dividends declared per common share	$0.165	$0.15	0.495	$0.45

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007			2006
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$480,729	$274,495	$755,224	$453,116	$281,794	$734,910
Net premiums written	315,605	268,297	583,902	323,618	282,295	605,913
Net premiums earned	301,925	383,920	685,845	327,701	365,079	692,780
Other insurance related income	610	395	1,005	412	392	804
Net losses and loss expenses	(113,092)	(215,101)	(328,193)	(182,280)	(183,678)	(365,958)
Acquisition costs	(34,721)	(65,318)	(100,039)	(40,796)	(62,819)	(103,615)
General and administrative expenses	(43,262)	(15,828)	(59,090)	(36,141)	(12,162)	(48,303)
Underwriting income	$111,460	$88,068	199,528	$68,896	$106,812	175,708

Corporate expenses			(20,723)			(20,167)
Net investment income			118,908			98,787
Net realized investment losses			(1,192)			(1,722)
Foreign exchange gains (losses)			7,202			(2,738)
Interest expense and financing costs			(13,929)			(8,239)
Income before income taxes			$289,794			$241,629

Net loss and loss expense ratio	37.5%	56.0%	47.9%	55.6%	50.3%	52.8%
Acquisition cost ratio	11.5%	17.0%	14.6%	12.4%	17.2%	15.0%
General and administrative expense ratio	14.3%	4.1%	11.6%	11.0%	3.3%	9.9%
Combined ratio	63.3%	77.1%	74.1%	79.0%	70.8%	77.7%

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007			2006
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$1,529,888	$1,487,337	$3,017,225	$1,519,771	$1,375,259	$2,895,030
Net premiums written	1,004,536	1,474,066	2,478,602	1,053,794	1,365,179	2,418,973
Net premiums earned	915,102	1,149,988	2,065,090	973,985	1,031,488	2,005,473
Other insurance related income	1,737	1,901	3,638	1,474	392	1,866
Net losses and loss expenses	(432,612)	(647,102)	(1,079,714)	(486,235)	(610,363)	(1,096,598)
Acquisition costs	(97,512)	(196,411)	(293,923)	(117,006)	(178,145)	(295,151)
General and administrative expenses	(117,952)	(45,794)	(163,746)	(104,069)	(34,377)	(138,446)
Underwriting income	$268,763	$262,582	531,345	$268,149	$208,995	477,144

Corporate expenses			(47,247)			(43,092)
Net investment income			357,873			284,018
Net realized investment losses			(5,548)			(22,428)
Foreign exchange gains			16,477			25,427
Interest expense and financing costs			(43,241)			(24,639)
Income before income taxes			$809,659			$696,430

Net loss and loss expense ratio	47.3%	56.3%	52.3%	49.9%	59.2%	54.7%
Acquisition cost ratio	10.7%	17.1%	14.2%	12.0%	17.3%	14.7%
General and administrative expense ratio	12.9%	4.0%	10.2%	10.7%	3.3%	9.1%
Combined ratio	70.9%	77.4%	76.7%	72.6%	79.8%	78.5%

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME AND OPERATING INCOME EXCLUDING

FOREIGN EXCHANGE GAINS, NET OF TAX

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	Three Months Ended		Nine Months Ended
	2007	2006	2007	2006

Net income available to common shareholders	$269,975	$226,222	$749,143	$644,807

Adjustment for net realized investment losses	1,192	1,722	5,548	22,428
Adjustment for associated tax impact	(335)	149	(893)	(1,724)
Operating income	270,832	228,093	753,798	665,511

Adjustment for foreign exchange (gains) losses	(7,202)	2,738	(16,477)	(25,427)
Adjustment for associated tax impact	650	—	1,327	1,184
Operating income excluding foreign exchange (gains) losses, net of tax	$264,280	$230,831	$738,648	$641,268

Net income per share - diluted	$1.65	$1.37	$4.53	$3.94
Adjustment for net realized investment losses	0.01	0.01	0.03	0.14
Adjustment for associated tax impact	—	—	(0.01)	(0.01)
Operating income per share - diluted	$1.66	$1.38	$4.55	$4.07

Adjustment for foreign exchange (gains) losses	(0.04)	0.02	(0.10)	(0.16)
Adjustment for associated tax impact	—	—	0.01	0.01
Operating income excluding foreign exchange (gains) losses, net of tax	$1.62	$1.40	$4.46	$3.92

Weighted average common shares and common share equivalents - diluted	164,064	164,701	165,458	163,863

AXIS CAPITAL HOLDINGS

NON-GAAP FINANCIAL MEASURE RECONCILIAITON

DILUTED BOOK VALUE PER SHARE

SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

(in thousands, except per share amounts)

	2007	2006

Common shareholders’ equity	$4,443,592	$3,912,647
Shares outstanding	145,710	149,982
Book value per share	$30.50	$26.09

Diluted book value on a “if converted basis”:
Common shareholders’ equity	$4,443,592	$3,912,647
add in:
proceeds on exercise of options	89,947	96,485
proceeds on exercise of warrants	244,200	244,363
Adjusted shareholders’ equity	$4,777,739	$4,253,495

Shares outstanding	145,710	149,982
add in:
vested phantom stock units	53	46
vesting of restricted stock	3,342	2,229
exercise of options	4,853	5,147
exercise of warrants	19,651	19,644
Diluted shares outstanding	173,609	177,048

Diluted book value per share	$27.52	$24.02

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In this release, we have presented the following non-GAAP financial measures:

1.     Operating income. This represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments;

2.     Operating income, excluding the after tax impact of foreign exchange gains/losses; and

3.     Diluted book value per common share using the “if-converted” method.

We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers.

We have included the third measure because it takes into account the effect of the full conversion of our outstanding stock options, warrants, restricted stock and phantom stock units.  As we have no plans to reacquire all such dilutive securities, the calculation assumes the retention of all proceeds upon exercise and the resulting issuance of common shares to remain outstanding. Because we had dilutive common shares outstanding in each of the periods presented, we believe diluted book value per share provides useful information for investors to measure shareholder returns.